Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information Contact:
Jack Weinstein	Melody Carey
Catalyst Pharmaceutical Partners	Rx Communications Group
Chief Financial Officer	Co-President
(201) 934-4201	(917) 322-2571
jweinstein@catalystpharma.com	mcarey@rxir.com

Catalyst Pharmaceutical Partners Announces

Third Quarter 2010 Financial and Operational Results

CORAL GABLES, FL, November 16, 2010 — Catalyst Pharmaceutical Partners, Inc. (NasdaqCM: CPRX) today announced its financial and operational results for the third quarter and nine months ended September 30, 2010. Highlights for the third quarter of 2010 and subsequent events include:

•	Reported positive results of CPP-115 non-clinical trials in the fourth quarter of 2010.

•	Raised $1.5 million in the third quarter of 2010 through a registered direct offering of common stock to a major fundamental healthcare investor.

•	Received a $488,958 grant under the Qualifying Therapeutic Discovery Projects Program (section 48D of the Internal Revenue Code) in the fourth quarter of 2010.

•

Appointed Dr. Richard B. Silverman to the Company’s Scientific Advisory Board in the fourth quarter of 2010. Dr. Silverman is the inventor of Pfizer’s $3 billion pain medication, Lyrica®. Dr. Silverman is also the inventor of CPP-115, Catalyst’s newest GABA aminotransferase inhibitor.

•	Expect to initiate a registration-directed CPP-109 U.S. Phase II(b) cocaine trial this quarter, with top-line results from this trial expected in the second quarter of 2012.

•	Expect a CPP-109 investigator sponsored cocaine/alcohol co-morbidity study to commence at the University of Pennsylvania during the first quarter of 2011.

“We are pleased with the recently reported positive results of our CPP-115 non-clinical program,” said Patrick J. McEnany, Catalyst’s Chief Executive Officer. “We expect to begin the remaining non-clinical studies shortly to enable us to file an IND for CPP-115 by the middle of next year. Our CPP-109 U.S. Phase II(b) cocaine trial in partnership with the National Institute on Drug Addiction (NIDA) and the U.S. Veterans Administration is on track to commence in the fourth quarter of 2010. We are also excited by the addition of Dr. Silverman to our Scientific Advisory Board, and we expect that Dr. Silverman will help us explore new ways to maximize the potential of his discoveries that we in-licensed from Northwestern University last year.”

Third Quarter and Nine Months 2010 Results

For the three months ended September 30, 2010, the Company reported a net loss of $903,985, or $0.05 per basic and diluted share compared to a net loss of $1,286,720, or $0.09 per basic and diluted share, for the same period in 2009. For the nine months ended September 30, 2010, the Company reported a net loss of $3,277,569, or $0.18 loss per basic and diluted share, compared to a net loss of $6,079,808, or $0.43 loss per basic and diluted share, for the same period in 2009.

Research and development expenses for the third quarter of 2010 were $500,091, compared to $850,998 in the third quarter of 2009. Research and development expenses for the nine months ended September 30, 2010 were $1,737,613 compared to $4,549,883 for the first nine months of 2009. Expenses for research and development for the three and nine month periods ended September 30, 2010 decreased compared to amounts expended in the same periods in 2009 resulting from the completion in the third quarter of 2009 of the Company’s Phase II(a) clinical trial evaluating CPP-109 as a treatment of cocaine addiction and its proof-of-concept study evaluating CPP-109 as a treatment of methamphetamine addiction. The Company expects that costs related to research and development activities will increase for the remainder of 2010 and into 2011 as the Company expects to conduct additional non-clinical trials and a Phase I human clinical trial of CPP-115, and initiates the NIDA/VA U.S. Phase II(b) clinical trial evaluating CPP-109 as a treatment for cocaine addiction.

General and administrative expenses for the third quarter of 2010 totaled $408,374, compared to $441,316 in the third quarter of 2009. General and administrative expenses for the first nine months of 2010 totaled $1,554,396 compared to $1,555,786 in the first nine months of 2009.

As a development stage pharmaceutical company, Catalyst has no revenues to-date.

At September 30, 2010, the Company had cash and cash equivalents of $6.2 million and no debt.

About Catalyst Pharmaceutical Partners

Catalyst Pharmaceutical Partners, Inc. is a development-stage biopharmaceutical company focused on the development and commercialization of prescription drugs targeting addiction and diseases of the central nervous system, such as epilepsy and neuropathic pain. Catalyst has two products in development, and is currently evaluating the lead product candidate, CPP-109 (vigabatrin, a GABA aminotransferase inhibitor), for the treatment of cocaine addiction. CPP-109 has been granted “Fast Track” status by the U.S. Food & Drug Administration (FDA) for the treatment of cocaine addiction. Catalyst also expects to evaluate CPP-109 for the treatment of other addictions and obsessive-compulsive disorders. Catalyst is also developing CPP-115, another GABA aminotransferase inhibitor that is more potent than vigabatrin and has reduced side effects (e.g., visual field defects, or VFDs) from those associated with vigabatrin. Catalyst is planning to develop CPP-115 for several indications, including drug addiction, epilepsy and neuropathic pain. CPP-115 has been granted orphan-drug designation for the treatment of infantile spasms by the FDA. Catalyst believes that it controls all current intellectual property for drugs that have a mechanism of action related to GABA aminotransferase. For more information about the Company, go to www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. A number of factors, including the anticipated timing of the completion of the studies described in this press release, the Company’s ability to fund current and anticipated clinical and non-clinical trials from its available working capital, the Company’s ability to obtain the financing required to complete the necessary studies to file an Investigational New Drug Application (IND) for CPP-115 and to fund a Phase I human clinical trial of CPP-115 and the other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect the Company. Copies of the Company’s filings with the SEC are available from the SEC, may be found on the Company’s website or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$—	$—	$—	$—

Operating costs and expenses:
Research and development	500,091	850,998	1,737,613	4,549,883
General and administrative	408,374	441,316	1,554,396	1,555,786

Total operating costs and expenses	908,465	1,292,314	3,292,009	6,105,669

Loss from operations	(908,465)	(1,292,314)	(3,292,009)	(6,105,669)
Interest income	4,480	5,594	14,440	25,861

Loss before income taxes	(903,985)	(1,286,720)	(3,277,569)	(6,079,808)
Provision for income taxes	—	—	—	—
Net loss	$(903,985)	$(1,286,720)	$(3,277,569)	$(6,079,808)

Loss per share – basic and diluted	$(0.05)	$(0.09)	$(0.18)	$(0.43)

Weighted average shares outstanding – basic and diluted	18,821,881	14,065,385	18,305,735	14,065,385

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development stage company)

CONDENSED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,247,177	$7,779,277
Prepaid expenses	108,567	108,147

Total current assets	6,355,744	7,887,424
Property and equipment, net	49,133	68,447
Deposits	10,511	10,511

Total assets	$6,415,388	$7,966,382

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$241,271	$249,635
Accrued expenses and other liabilities	154,795	44,517

Total current liabilities	396,066	294,152
Accrued expenses and other liabilities, non-current	18,771	54,370

Total liabilities	414,837	348,522

Total stockholders’ equity	6,000,551	7,617,860

Total liabilities and stockholders’ equity	$6,415,388	$7,966,382